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                                                                   EXHIBIT 5.1

                  [LETTERHEAD OF O'MELVENY & MYERS LLP]

                              August 3, 1998



The Walt Disney Company
500 South Buena Vista Street
Burbank, California 91521

               Re:  The Walt Disney Company
                    Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-52659)
                    -----------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to The Walt Disney Company, a Delaware corporation ("Disney"), in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-52659) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 3, 1998 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of Disney with an aggregate initial public offering price of up to $5,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies:
(i) senior, senior subordinated or subordinated debt securities, in one or more series (the "Debt Securities"), which may be issued under Indentures (the "Indentures") entered into or proposed to be entered into among Disney and trustees (the "Trustees") that have been or will be appointed prior to the issuance of Debt Securities; (ii) shares of Disney preferred stock, par value $.01 per share (the "Preferred Stock"), in one or more series, which may also be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts");
(iii) shares of Disney common stock, par value $.01 per share (the "Common Stock"); (iv) warrants to purchase Debt Securities (the "Debt Warrants") to be issued pursuant to a warrant agreement (the "Debt Warrant Agreement") between Disney and a warrant agent to be appointed prior to the issuance of Debt Warrants; (v) warrants to purchase Preferred Stock (the "Preferred

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Stock Warrants") to be issued pursuant to a warrant agreement (the "Preferred
Stock Warrant Agreement") between Disney and a warrant agent to be appointed prior to the issuance of Preferred Stock Warrants; and (vi) warrants to purchase Common Stock (the "Common Stock Warrants" and, together with the
Debt Warrants and the Preferred Stock Warrants, the "Warrants") to be issued pursuant to a warrant agreement (the "Common Stock Warrant Agreement" and, together with the Debt Warrant Agreement and the Preferred Stock Warrant Agreement, the "Warrant Agreements") between Disney and a warrant agent to be appointed prior to the issuance of Common Stock Warrants. The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares and the Warrants are collectively referred to herein as the "Offered Securities."

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

           (i)      the Registration Statement;

          (ii) the form of underwriting agreement filed as an exhibit to the Registration Statement that may be entered into between or among Disney and one or more underwriters to be named therein in connection with any offering of Debt Securities;

          (iii) the form of distribution agreement filed as an exhibit to the Registration Statement that may be entered into between or among Disney and one or more agents to be named therein in connection with the sale of certain Debt Securities (the "Distribution Agreement");

          (iv) the Indentures or forms thereof filed, or incorporated by reference, as exhibits to the Registration Statement;

          (v) the form of deposit agreement (the "Deposit Agreement") filed as an exhibit to the Registration Statement that may be entered into among Disney, a depositary to be appointed by Disney (the "Depositary") and the holders from time to time of Receipts issued thereunder in connection with any offering of Depositary Shares, including the form of Receipt evidencing the Depositary Shares included as Annex A to the Deposit Agreement;


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          (vi) the forms of the Warrant Agreements filed as exhibits to the
Registration Statement;

          (vii)     a specimen certificate representing the Common Stock;

          (viii) the Restated Certificate of Incorporation of Disney, as presently in effect;

          (ix) the Amended By-laws of Disney, as presently in effect; and

          (x) certain resolutions of the Board of Directors of Disney adopted at a meeting duly held on April 21, 1998 (the "Board Resolutions") relating to the issuance and sale of the Offered Securities and related matters, including a delegation of authority to Disney's Executive Committee to fix and determine the terms of certain of the Offered Securities.

          We have also obtained and relied upon certificates of public officials, certificates of officers or other representatives of Disney and others, and certificates as we considered appropriate.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than Disney, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of Disney and others.

          We do not express any opinion as to the laws of any jurisdiction other than those of the State of New York and the General Corporation Law of the State of Delaware.


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          On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

          1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the authorized officers of Disney have taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (ii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (iii) the applicable Indenture has been duly executed and delivered; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Debt Securities (including any Offered Debt Securities duly issued (A) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities or (B) upon the exercise of any Warrants exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of Disney, and the Offered Debt Securities will constitute valid and binding obligations of Disney enforceable against Disney in accordance with their terms, except (x) as may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), (2) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and
(4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and
(y) the waiver contained in Section 6.12 of the applicable Indenture may be deemed unenforceable and the provisions regarding jurisdiction contained in
Section 12.9 of the senior Debt Securities Indenture and Section 13.9 of the senior subordinated and subordinated Debt Securities Indentures may not be honored by the courts included or excluded.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Board of Directors or the Executive Committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such

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Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) Disney receives consideration per share of the Offered Preferred Stock (A) in such amount (not less than the par value per share) as may be determined by the Board of Directors or the Executive Committee in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, and a binding obligation of the purchaser to pay the balance of such purchase price, the issuance and sale of the shares of Offered Preferred
Stock will have been duly authorized by all necessary corporate action on the part of Disney, and such shares will be validly issued, fully paid and nonassessable.

         3. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) the Executive Committee has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and the related series of Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement; (iv) the applicable Deposit Agreement has been duly executed and delivered; (v) the related series of Preferred Stock has been duly authorized and validly issued in accordance with the laws of the State of Delaware and delivered to the Depositary for deposit in accordance with the Deposit Agreement; and (vi) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the Depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

         4. With respect to the shares of Common Stock (the "Offered Common Stock"), when (i) the Board of Directors or the Executive Committee has taken all necessary corporate action to authorize the issuance and sale of the Offered Common Stock in

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accordance with the Board Resolutions; (ii) certificates representing the shares of the Offered Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and
(iii) Disney receives consideration per share of the Offered Common Stock
(A) in such an amount (not less than the par value per share) as may be determined by the Board of Directors or the Executive Committee in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof or (B) in an amount not less than the amount of consideration determined to be capital, in any of the above-stated forms, and a binding obligation of the purchaser to pay the balance of such purchase price, the issuance and sale of the shares of Offered Common Stock (including any Offered Common Stock duly issued (1) upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock or (2) upon the exercise of any Warrants exercisable for Common Stock) will have been duly authorized by all necessary corporate action on the part of Disney, and such shares will be validly issued, fully paid and nonassessable.

         5. With respect to any Warrants (the "Offered Warrants"), when (i) the Board of Directors or the Executive Committee or the authorized officers of Disney, as the case may be, have taken all necessary corporate action to fix and determine the terms of the Offered Warrants in accordance with the Board Resolutions; (ii) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement; (iii) the applicable Warrant Agreement has been duly executed and delivered; and (iv) the Offered Warrants have been duly executed and authenticated in accordance with the terms of the applicable Warrant Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Offered Warrants will have been duly authorized by all necessary corporate action on the part of Disney, and the Offered Warrants will constitute valid and binding obligations of Disney enforceable against Disney in accordance with their terms, except as may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally (including, without limitation, fraudulent conveyance laws), (B) general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity, (C) requirements that a claim with respect to any Offered Warrants denominated

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other than in United States dollars (or a judgment denominated other than in
United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (D) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

         Notwithstanding the foregoing, the opinions expressed above with respect to the Offered Debt Securities shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Offered Debt Securities the payment or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                       Respectfully submitted,


                                       O'Melveny & Myers LLP


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